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                                                                    EXHIBIT 23.3

                         INDEPENDENT AUDITORS' CONSENT


    We consent to the use in this Amendment No. 8 to Registration Statement No. 333-94623 of Alliance Data Systems Corporation of our report dated February 28, 2001 relating to the consolidated financial statements of Utilipro, Inc. and subsidiaries as of September 30, 1999 and 2000 and the years then ended, appearing in the Prospectus, which is part of this Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.



/s/ DELOITTE & TOUCHE LLP
DELOITTE & TOUCHE LLP
Atlanta, Georgia
June 1, 2001